Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.333-173987) and Form S-8 (No. 333-193941, 333-186675, 333-178986, 333-173939, 333-171632, 333-164268, 333-156659, 333-148487, 333-137676) of Shutterfly Inc. of our report dated February 17, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 17, 2015